Exhibit 10.2

STILLWATER MINING COMPANY

2008 RESTRICTED STOCK UNIT AGREEMENT

Name of Employee:    Greg R. Struble

Number of Units: 16,741	Grant Date: February 4, 2008

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made by and between STILLWATER MINING COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Company”), and the employee named above (the “Employee”), as of the date designated above (the “Grant Date”).  This Agreement provides notice of the terms and conditions applicable to a grant of restricted stock units (“RSUs”) made under the Company’s 2004 Equity Incentive Plan, as amended May 3, 2007 (the “Plan”).  By execution below, Employee agrees to be bound by the terms and conditions described herein and the provisions of the Plan.

1.            Grant of Restricted Stock Units.  As of the Grant Date, the Board of Directors of the Company (the “Board”) hereby grants to Employee 16,741 RSUs, each RSU corresponding to one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  Each RSU constitutes an unsecured promise of the Company to pay the amounts contemplated herein, and Employee as a holder of any RSUs has only the rights of a general unsecured creditor of the Company.

2.            Vesting Schedule.  Subject to the provisions of this Agreement, the RSUs shall vest 100% on the third anniversary of the Grant Date (the “Vesting Date”).  Any RSUs not vested shall be forfeited if Employee’s employment with the Company terminates prior to the Vesting Date, except as provided in Section 5 below or as otherwise determined by the Company consistent with the Plan.

3.            Settlement of RSUs.

(a)            Unless otherwise deferred in accordance with an Employee’s duly executed deferral form (to be executed no later than 30 days after the Grant Date), or delayed for purposes of complying with Section 409A of the Internal Revenue Code, as amended from time to time (the “Code”) Shares corresponding to the number of RSUs shall be delivered to Employee by the Company on the Vesting Date, provided that fractional shares (if any) may be settled by the Company in cash.  Any elective deferral shall be subject to Section 409A of the Code (“Section 409A”), and the terms of the RSU and deferral shall conform to the requirements thereunder in all respects.  If an election to defer does not meet the requirements of Section 409A, it shall be ineffective hereunder and shall be disregarded.

(b)            In the event that the Company declares a dividend on the common stock while Employee holds RSUs, the Company shall pay to Employee in respect of each RSU an amount in cash, Stock, or other property (or in combination), in each case having a value equal to the fair market value of such dividend on the dividend payment date (the “Dividend Equivalents”).  Unless otherwise determined by the Board, such payment will be in cash.  Dividend Equivalents relating to ordinary dividends will be non-forfeitable, and Dividend Equivalents relating to extraordinary dividends will be forfeitable on the same terms as apply to the underlying RSUs.

4.            Termination.

(a)            If Employee’s employment with the Company or any of its Affiliates is terminated upon Employee’s death or Disability, by the Company without Cause, or by Employee for Good Reason, all restrictions applicable to any RSUs held by Employee which have not yet lapsed shall immediately lapse and the shares corresponding in number to such Vested RSUs shall be delivered to Employee by the Company within 10 days of the date of termination of Employee’s employment (“Termination Date”).

(b)            Unless otherwise determined by the Board in its sole and absolute discretion, if Employee’s employment with the Company or any of its Affiliates is terminated for any reason other than as specified in Section 4(a) above, all unvested RSUs shall be immediately forfeited and any right to receive settlement in shares for such RSUs shall be canceled by the Company as of the Termination Date.

5.            Change in Control.  Provided that the RSUs granted hereunder have not otherwise been forfeited or cancelled, upon the occurrence of a Change in Control (as defined in Exhibit 1), all such RSUs shall be considered vested and shall be settled in accordance with the terms and conditions of this Agreement, as specified in Section 4(a) above, subject to compliance with Section 409A, as specified in Section 7 below.

6.            No Assignment of RSUs.   Except to the extent otherwise determined by the Company, no RSUs shall be assignable or otherwise transferable by Employee other than by will or by the laws of descent and distribution and, unless otherwise provided by the Company, during Employee’s life, any elections with respect to RSUs may be made only by Employee or Employee’s guardian or legal representative.

7.            Compliance with Code Section 409A.  All payments of shares provided for in this Agreement shall be subject to this Section 7. Notwithstanding anything contained in this Agreement to the contrary, to the extent that the Company determines, in its sole discretion, that any delivery of shares with respect to Vested RSUs would be subject to the additional “excise” tax imposed under Section 409A(a)(1)(B) of the Code or a successor or comparable provision, the delivery of such shares shall be delayed until the earlier of (i) the date that is six (6) months following the termination of Employee’s employment with the Company (“6-Month Waiting Period”), or (ii) the date of Employee’s death (such date referred to herein as the “Distribution Date”), provided that, if at such time Employee is a “specified employee” of the Company (as defined in Treasury Regulation Section 1.409A-1(i)) and if amounts payable under this Agreement are in connection with an “involuntary separation from service” (as defined in Treasury Regulation Section 1.409A-1(m)), Employee shall receive shares during the 6-Month Waiting Period, equal to the lesser of (x) the number of shares corresponding to Vested RSUs deliverable to Employee hereunder, or (y) two times the compensation limit then in effect under Code Section 401(a)(17) for the calendar year in which the Termination Date occurs (with any shares otherwise deliverable but delayed pursuant to this section to be delivered to Employee immediately upon expiration of the 6-Month Waiting Period.  Shares delivered in settlement of RSUs shall not be deemed to be a “deferral of compensation” subject to Section 409A to the extent such delivery satisfies the exceptions in Treasury Regulation Sections 1.409A-1(b)(4)(“short-term deferrals”) and (b)(9) (“separation pay plans”, including the exception under subparagraph (iii)) and other applicable provisions of Treasury Regulation Section 1.409A-1 through A-6.

8.            Adjustment.  Prior to settlement, the aggregate number of RSUs granted hereunder shall be subject to adjustment due to any stock split, stock dividend or other form of recapitalization by the Company.

9.            Amendment and Modification.  The terms and conditions set forth herein may be amended only in writing signed by both Employee and an authorized member of the Company.

10.            Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of Employee and the Company, including their respective heirs, executors, administrators, successors and assigns.

11.            Employment Rights.  Neither this Agreement nor the grant of RSUs hereunder shall be deemed to confer on Employee any right to continue in the employ of the Company or any Affiliate or to interfere, in any manner, with the right of the Company (or an Affiliate) to terminate employment, whether with or without Cause, in its sole discretion, subject to the terms of any separate agreement between Employee and the Company.

12.            Plan and Available Information.  The RSUs granted hereunder shall be subject to such additional terms and conditions as may be imposed under the terms of the Plan, a copy of which has been furnished with this grant.  If any conflict exists between this Agreement and the Plan, the Plan shall prevail.

13.            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.            Governing Law.  The validity, construction, and effect of all rules and regulations applicable to this award shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

15.            Withholding Tax.  The Company and any Affiliate may deduct from any payment to be made to Employee any amount that federal, state, local or foreign tax law requires to be withheld with respect to the grant of RSUs or delivery of shares of the Company’s common stock in settlement of such obligation hereunder.  At the Board’s election, the Company may withhold from the number of shares of common stock to be delivered in satisfaction of vested RSUs a number of whole shares up to but not exceeding that number which has a fair market value nearest but not exceeding the amount of taxes required to be withheld with respect to such expiration of restrictions.

STILLWATER MINING COMPANY

By:	/s/ Francis R. McAllister
Francis R. McAllister
Chairman and Chief Executive Officer

Date:	2/6/2008

EMPLOYEE

/s/ Greg R. Struble
Greg R. Struble	Date

Exhibit 1

Definitions

“Affiliate” means any person, partnership, joint venture, corporation or other form of enterprise, domestic or foreign, including but not limited to subsidiaries, that directly or indirectly, control, are controlled by, or are under common control with a party.

“Cause” means a termination of Employee’s employment by the Company based upon a determination that any one or more of the following has occurred: (1) misfeasance or nonfeasance of duty by Employee that which was intended to or does injure the reputation of Company or its business or relationships; (2) conviction of, or plea of guilty or nolo contendere by Employee to, any felony or crime involving moral turpitude; (3) Employee’s willful and continued failure to substantially perform his duties under the terms of his employment (except by reason of physical or mental incapacity) after written notice from the Board and 15 days to cure such failure; (4) dishonesty by Employee in performance of his duties under the terms of his employment; or (5) willful and material breach of the restrictive covenants contained in this Agreement; provided however, that definitions (3) through (5) shall not provide Cause for termination if such termination occurs within two (2) years following a Change in Control.  A termination of Employee’s employment by the Company for any other reason will be a termination without “Cause.”

“Change in Control” means and shall be deemed to have occurred if any of the following events shall have occurred:

(1)            Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (i) of subsection (3) below; or

(2)            A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (i) are directors of the Company as of the date hereof, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least two-thirds (2/3) of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened election or proxy contest, including but not limited to a consent solicitation relating to the election of directors to the Company); or

(3)            The consummation of a merger or consolidation of the Company or any Affiliate with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty-five percent (55%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(4)            The consummation of a stockholder-approved sale, transfer, or other disposition by the Company of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company, other than a sale, transfer, or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(5)            Notwithstanding the foregoing subsections (1) through (4), a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Disability” means a termination of Employee’s employment by the Board because physical or mental incapacity has rendered or will render Employee unable to perform his duties for a period of 180 consecutive days.  The determination regarding the existence and expected or actual duration of such incapacity shall be made by a health professional mutually acceptable to the Company and Employee.  The Company shall provide 30 days written notice of a termination due to Disability, or payment in lieu thereof.

“Good Reason” means a termination of Employee's employment at his initiative following the occurrence, without Employee's written consent, of one or more of the following events (except as a result of a prior termination):

(1)            a material diminution or change, adverse to Employee, in Employee's positions, titles, or offices, or status, rank, nature of responsibilities, or authority within the Company, or a removal of Employee from or any failure to elect or re-elect or, as the case may be, nominate Employee to any such positions or offices, including as a member of the Board;

(2)            the assignment to Employee of any duties that are inconsistent with his status in his then current position or other positions held at the relevant time;

(3)            a decrease in Employee’s annual Base Salary or Target Bonus award opportunity (other than an across-the-board reduction on a percentage basis for all other similarly situated employees);

(4)            a material reduction in the aggregate benefits for which Employee is eligible under the Company’s benefit plans (other than an across-the-board reduction in the aggregate benefits for all other similarly situated employees);

(5)            any other failure by the Company to perform any material obligation under, or breach by the Company of any material provision of, the terms of Employee’s employment that is not cured within 10 business days of receipt of written notice from Employee;

(6)            upon relocation of Employee outside of the State of Montana;

(7)            any failure to secure the agreement of any successor corporation or other entity to the Company to fully assume the Company's obligations under any written employment agreement between Employee and the Company; or

(8)            the Company and its successor(s) shall discontinue the business of the Company.

“Target Bonus” shall have the meaning ascribed to it in Employee’s employment agreement or as otherwise determined by the Board.